Exhibit 10.2

May 14, 2014

Via Federal Express
Platinum Underwriters Bermuda, Ltd.
Platinum Underwriters Holdings, Ltd.
Waterloo House
100 Pitts Bay Road
Pembroke HM08 Bermuda
Attention:	Mr. Mark Pickering
Mr. Allan Decleir

Re:
Investment Management Agreement dated as of May 12, 2005 by and between Hyperion Capital Management, Inc. and Platinum Underwriters Bermuda, Ltd. and Investment Management Agreement dated as of September 22, 2008 by and between Platinum Underwriters Holdings, Ltd. and Hyperion Brookfield Asset Management, Inc. (collectively, the “Investment Management Agreements”)

Dear Gentlemen:

As we have previously informed you, via e-mail on March 27, 2014, and, subsequently, in a call on April 2, 2014 and by letter dated April 11, 2014, Conning, Inc., an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940 with its principal office located at One Financial Plaza, Hartford, CT 06103 (“Conning”), has agreed to purchase certain assets of the core fixed income insurance business of Brookfield Investment Management Inc. (“BIM”) and employ your same portfolio management team (collectively, the “acquisition”). The acquisition is expected to close in the second quarter of 2014.

The acquisition will provide complete continuity in the management and servicing of your portfolio. The entire investment team, led by Joe Syage and Dom Bonanno, will join Conning and have ongoing responsibility for your account. Your portfolio managers will continue to be located in Manhattan and will operate from a newly formed investment office, which Conning expects to open in Q2 2014. The team is excited by the opportunity to operate and grow their business as part of a leading, insurance-focused platform and to offer their clients specialist capabilities across asset management, investment accounting, insurance research and risk management.

In connection with the acquisition, we are seeking your consent to the assignment of your Investment Management Agreements (the “Assignment”) from BIM to Conning. The Assignment itself will not alter the terms and conditions of your agreements. If you wish to consent to the Assignment, please notify us by May 30, 2014 by countersigning this letter and the enclosed copy and returning the copy to Jon Tyras, our General Counsel. Equally important, if you do not wish to consent to the Assignment, please also notify us by May 30, 2014. You may use the enclosed FedEx envelope for either purpose.

Our team looks forward to continuing our relationship and we thank you for your continued trust and confidence. If you have any questions, please contact Joe Syage at (212) 549-8446.

Sincerely,
Brookfield Investment Management Inc.

/s/ Joseph G. Syage
Joseph G. Syage
Managing Director and Portfolio Manager

/s/ Jonathan C. Tyras
Jonathan C. Tyras
Managing Director, Chief Financial Officer and General Counsel

The undersigned have received and reviewed the letter (the “Consent Letter”) from Brookfield Investment Management Inc. (“BIM”) describing the transaction whereby Conning, Inc. (“Conning”) will purchase certain assets of BIM’s core fixed income insurance business (the “Acquisition”).

The undersigned do hereby consent to the assignment of that certain Investment Management Agreement dated as of May 12, 2005 by and between Hyperion Capital Management, Inc. and Platinum Underwriters Bermuda, Ltd. and that certain Investment Management Agreement dated as of September 22, 2008 by and between Platinum Underwriters Holdings, Ltd. and Hyperion Brookfield Asset Management, Inc. (collectively, the “Agreements”) to Conning and agree that as a result of such assignment, effective as of the closing of the Acquisition (“Closing”), Conning shall substitute and replace BIM, in all respects, as a party to the Agreements. The undersigned agree and acknowledge that (a) as of and after the Closing, BIM shall, as a result of this assignment, be released from and have no further duties or obligations under or pursuant to the Agreements accruing or arising as of and after the Closing, and (b) Conning shall not have any duties or obligations under or pursuant to the Agreements for any period accruing or arising prior to the Closing.

Platinum Underwriters Bermuda, Ltd.

By: /s/ Gavin P. Collery
Name: Gavin P. Collery
Title: SVP - Chief Financial Officer

Date: May 16, 2014

Platinum Underwriters Holdings, Ltd.

By: /s/ Allan Decleir
Name: Allan Decleir
Title: EVP - Chief Financial Officer

Date: May 16, 2014

cc: Conning, Inc.
      Mr. Michael Price
      Mr. Jim Maher